Exhibit 99.2

CONTACT:

VIVUS, Inc.	Investor Relations:	The Trout Group
Timothy E. Morris		Brian Korb
Chief Financial Officer		646-378-2923
650-934-5200

	Media Relations:	Pure Communications, Inc.
Dan Budwick
973-271-6085

FOR IMMEDIATE RELEASE

VIVUS TO PRESENT AT MERRIMAN CURHAN FORD’S INVESTOR SUMMIT

Mountain View, Calif, November 5, 2009 – VIVUS, Inc. (NASDAQ: VVUS) today announced that Leland Wilson, chief executive officer, will present an overview of the company at Merriman Curhan Ford’s 6th Annual Investor Summit.

The VIVUS presentation will take place at the Hotel Sofitel in New York, NY on Tuesday, November 10, 2009 at 8:00 a.m. ET.  A live webcast and 30-day archive of the presentation will be available at http://ir.vivus.com.

About VIVUS

VIVUS is a biopharmaceutical company developing innovative, next-generation therapies to address unmet needs in obesity, diabetes and sexual health.  The company’s lead product in clinical development, Qnexa™, has recently completed phase 3 clinical trials for the treatment of obesity. Qnexa is also in phase 2 clinical development for the treatment of type 2 diabetes.  In the area of sexual health, VIVUS is in phase 3 development with avanafil, a potentially best-in-class PDE5 inhibitor, and in phase 2 development of Luramist™ for the treatment of hypoactive sexual desire disorder (HSDD) in women. MUSE® (alprostadil), a first generation therapy for the treatment of ED, is already on the market and generating revenue for VIVUS. For more information about the company, please visit www.vivus.com.

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040   Tel 650-934-5200   Fax 650-934-5389  www.vivus.com